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                                                                  EXHIBIT 10.318

                         ESCROW AND GUARANTEE AGREEMENT

     This ESCROW AND GUARANTEE AGREEMENT is made and entered into as of the _______, day of August, 2004, by and among Manchester-Mason Limited Partnership, a Missouri limited partnership, (hereinafter referred to as "Seller"), Inland Western Town and Country Manchester, L.L.C., a Delaware limited liability company, (hereinafter referred to as "Buyer"), and Chicago Title and Trust Company, (hereinafter referred to as "Escrow Agent") having as its address 171
N. Clark Street, Chicago, Illinois 60601.

                                   W I T N E S S E T H:

     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of the 13th day of July, 2004 (the "Contract"), Buyer acquired on and as of the date hereof from Seller certain real property commonly known as Manchester Meadows located in Town and Country, Missouri (the "Property"); and

     WHEREAS, pursuant to the terms of the Contract, Seller has agreed to deposit with Escrow Agent the sum of Six Hundred Twenty-Five Thousand Six Hundred and Two Dollars ($625,602.00) (the "Escrow Deposit") with respect to Seller's obligation to pay rent and reimbursable expenses to Buyer; and

     WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten and 00/100 Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. ESCROW DEPOSIT. Seller hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the Escrow Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Buyer, Seller and Escrow Agent with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller is as follows 43-1724460.

     2. ESCROW DISBURSEMENTS. The Escrow Deposit is comprised of three (3) components representing the aggregate of minimum rent, common area maintenance, taxes and insurance payments for a thirty (30) month period computed in accordance with leases with Payless Shoes ("Payless"), 3 Day Blinds ("3 Day") and Hobby Town ("Hobby Town") and allocable as follows:

     (a)  $169,875 allocable to Payless (the "Payless Deposit");

     (b)  $319,445 allocable to 3 Day (the "3 Day Deposit"); and

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     (c)  $136,282 allocable to Hobby Town (the "Hobby Town Deposit").

     The Payless Deposit, the 3 Day Deposit and the Hobby Town Deposit are sometimes hereinafter referred to individually as a "Deposit".

     The Payless Deposit, 3 Day Deposit and Hobby Town Deposit shall be held in escrow by Escrow Agent subject to the terms and conditions of this Agreement and shall be disbursed as hereinafter provided.

     (a) If either of Payless, 3 Day or Hobby Town renews its respective lease for a period of five (5) years or greater on or before the expiration of the current term thereof at no expense to Buyer, upon terms (i) for Payless and 3 Day at least as favorable as set forth in such lease with respect to its renewal option, and (ii) for Hobby Town, $19.00 per square foot, net, (the "Renewal Terms"), then the portion of the Total Deposit allocable to such tenant shall be disbursed to Seller upon the joint direction of Buyer and Seller delivered to Escrow Agent within ten (10) days of such renewal.

     (b) In the event that either of Payless, 3 Day or Hobby Town does not renew its lease at such time and upon terms set forth in sub-paragraph (a) above, then upon notice from Buyer, Escrow Agent shall (without the requirement of any direction from Seller) disburse one-thirtieth (1/30) of either or all of the Payless Deposit, the 3 Day Deposit, and/or the Hobby Town Deposit, as applicable, on the first day of each month (with the initial payment being prorated appropriately if made on a day other than the first day of the month) until the earlier of the date the applicable Deposit has been disbursed in full or such time as Buyer notifies Escrow Agent of the occurrence of a Lease Up Event (hereinafter defined) with respect thereto. "Lease Up Event" is defined (with respect to the applicable space) as the date that a replacement tenant reasonably satisfactory to Buyer as to use and financial condition is in occupancy, open for business and paying full minimum rent, common area maintenance, taxes and insurance pursuant to an executed lease with a term of at least five (5) years upon terms at least as favorable as the Renewal Terms applicable with respect to such space, all leasing commissions and tenant improvement costs and expenses have been paid in full by Seller and a Certificate of Occupancy has been issued. Buyer shall notify Escrow Agent within five (5) business days of the occurrence of a Lease Up Event. Upon receipt of such notice, the Escrow Agent shall disburse the balance of either the Payless Deposit, the 3 Day Deposit, or the Hobby Town Deposit, as applicable, to Seller. For the purpose of this sub-paragraph, "reasonably satisfactory" with respect to "use" shall mean a use fitting with and not inconsistent with existing tenants at the Property.

     3. LEASING. Seller shall market and lease any space vacated by either of Payless, 3 Day or Hobby Town at no expense to Buyer. Seller shall pay all brokerage commissions, tenant build-out

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and leasing commissions. Buyer shall execute such leases, provided such leases are in conformity with the terms of this Agreement or have otherwise been approved by Buyer, promptly upon Seller's request.

     4. ESCROW ADMINISTRATION. The costs of administration of this Escrow Agreement by Escrow Agent in the sum of Five Hundred and 00/100 Dollars ($500.00) shall be shared equally by Seller and Buyer. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. If there is any conflict between the terms of this Escrow Agreement and the terms of the Contract, the terms of this Escrow Agreement shall control.

     5. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall either be: (i) delivered by facsimile transmission, or (ii) personally delivered, or (iii) sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

          If to Seller:            Manchester-Mason Limited Partnership
                                   Attention: Stephen M. Notestine
                                   c/o Quadrant Properties, L.L.C.
                                   16253 Swingley Ridge Road, Suite 220
                                   Chesterfield, Missouri 63017
                                   Telephone: (636) 530-6050
                                   Facsimile: (636) 530-6075

          With a copy to           Christopher M. Blanton
          Seller's Counsel:        The Stolar Partnership LLP
                                   911 Washington Avenue, 7th Floor
                                   St. Louis, Missouri 63101
                                   Telephone: (314) 231-2800
                                   Facsimile: (314) 436-8400

          With a copy to:          NEBF Investments
                                   Attention: Jeffrey J. Kanne,
                                   Managing Director of Real Estate
                                   1125 15th Street, NW, Suite 401
                                   Washington, DC 20005
                                   Telephone: (202) 496-1267
                                   Facsimile: (202) 467-0903

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          With a copy to:          Potts-Dupre, Difede & Hawkins
                                   Attention: James R. Difede
                                   1125 15th Street, NW, Suite 444
                                   Washington, DC 20005

          If to Buyer:             Inland Real Estate Acquisitions, Inc.
                                   Attention: G. Joseph Cosenza
                                   2901 Butterfield Road
                                   Oak Brook, Illinois 60523
                                   Telephone: (630) 218-4948
                                   Facsimile: (630) 218-4935

          With a copy to:          The Inland Real Estate Group, Inc.
                                   Attn: Dennis K. Holland, Esq.
                                   2901 Butterfield Road
                                   Oak Brook, Illinois 60523
                                   Telephone: (630) 218-8000
                                   Facsimile: (630) 218-4900

          With a copy to           Chicago Title Insurance Company
          Escrow Agent:            Attention: Nancy Castro
                                   171 North Clark Street
                                   Chicago, Illinois 60601
                                   Telephone: (312) 223-3909
                                   Facsimile: (312) 223-2108

     6. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

     7. REPORTING. Escrow Agent agrees to deliver to Buyer, on a monthly basis, a copy of the bank statement of account of the Escrow Deposit. Such monthly statements shall be delivered to: Buyer at the above address.

                         (SIGNATURES ON FOLLOWING PAGE)

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow
Agreement to be signed and delivered as of the day and year first above written.


BUYER: INLAND WESTERN TOWN AND COUNTRY MANCHESTER, L.L.C., a Delaware limited liability company

                                     By:  Inland Western Retail Real Estate
                                          Trust, Inc., A Maryland corporation,
                                          its sole member


                                          By:     /s/ Debra A Palmer
                                                -------------------------------
                                          Name:   Debra A Palmer
                                                -------------------------------
                                          Title:  Asst Secretary
                                                -------------------------------


SELLER:                              MANCHESTER-MASON LIMITED PARTNERSHIP,
                                     a Delaware limited partnership

                                     By: MANCHESTER MEADOWS LIMITED PARTNERSHIP,
                                     a Missouri limited partnership,
                                     General Partner

                                     By: MIDLAND TC, INC., a Missouri
                                     corporation, General Partner


                                     By:  /s/ Stephen M. Notestine
                                        ----------------------------------
                                     Name: STEPHEN M. NOTESTINE
                                     -------------------------------------
                                     Title: VICE PRESIDENT
                                     -------------------------------------


ESCROW AGENT:                        CHICAGO TITLE AND TRUST COMPANY


                                     By:
                                         -----------------------------------